Exhibit 99.1	Earnings News Release Dated September 6, 2007
News from UTi
Contacts:

Lawrence R. Samuels	Angie Yang/Laurie Berman
Chief Financial Officer	PondelWilkinson Inc.
UTi Worldwide Inc.	310.279.5980
562.552.9400	investor@pondel.com
UTi WORLDWIDE REPORTS FISCAL 2008 SECOND QUARTER RESULTS

— New Five-Year CLIENTasONE Strategy Focuses on Delivering Improved Performance —
Long Beach, California – September 6, 2007 – UTi Worldwide Inc. (NASDAQ:UTIW) today reported financial results for its second fiscal quarter ended July 31, 2007, reflecting continued revenue growth over the prior year comparative quarter.
For the second quarter of fiscal 2008, gross revenues grew 17 percent to $1.0 billion, from $890.1 million in the corresponding prior-year period. Net revenues in the fiscal 2008 second quarter rose 20 percent to $366.8 million from $305.4 million in same period a year ago. The gross and net revenue gains for the fiscal 2008 second quarter were attributed to organic growth across all geographic regions, as well as contributions from acquisitions made by the company since May 1, 2006. The company’s gross and net revenues, excluding acquisitions, grew 14 percent in the fiscal 2008 second quarter over the prior-year period, despite an industry-wide softening in freight volumes from China to North America.
Operating income in the second quarter of fiscal 2008 totaled $43.3 million. This compares with operating income of $50.5 million in the fiscal 2007 second quarter, which included a $10.8 million positive impact related to the accounting treatment of earn-out payments associated with the company’s Grupo SLi acquisition. Operating income as a percentage of net revenues for the second quarter of fiscal 2008 was 11.8 percent.
“Most areas of our business showed progress in the second quarter as we focused on managing costs while continuing to grow revenue across multiple business lines,” said Roger I. MacFarlane, chief executive officer of UTi Worldwide. “We are pleased with our operating margin improvement from the first quarter of this year, particularly given the tougher growth environment in the China to North America trade lane. In addition to actions already taken, we further tightened cost management processes and controls. Improving operating margins remains a top priority as one of the five platforms under our new five-year strategy called CLIENTasONE.”
Net income in the fiscal 2008 second quarter was $27.7 million, or $0.28 per diluted share. This compares with net income of $34.5 million, or $0.35 per diluted share, in the fiscal 2007 second quarter, which included a $10.8 million, or $0.11 per diluted share, positive impact related to the accounting treatment of earn-out payments associated with the company’s Grupo SLi acquisition.
Fiscal 2008 Six-Month Results
For the six-month period ended July 31, 2007, gross revenues increased 20 percent to $2.0 billion from $1.7 billion for the same period a year ago. Net revenues rose 22 percent to $702.9 million in the first half of fiscal 2008, compared with $577.0 million in the first half of fiscal 2007.

Exhibit 99.1	Earnings News Release Dated September 6, 2007
Operating income for the first six months of fiscal 2008 totaled $74.7 million, versus $80.5 million in the comparable prior-year period. Net income for the first half of fiscal 2008 was $45.8 million, or $0.46 per diluted share. This compares with $53.8 million, or $0.54 per diluted share, in the first half of fiscal 2007. Both operating income and net income for the first half of fiscal 2007 included a positive impact of $13.7 million, or $0.14 per diluted share, related to the accounting treatment of the company’s Grupo SLi acquisition-related earn-out payments.
“Guided by the clear vision articulated in CLIENTasONE, the focus remains on delivering improved performance and shareholder value, and we are confidently moving forward through the challenges of the current environment. UTi’s entire team worldwide is fully committed to our long-term strategy of providing world-class services and integrated solutions that control and optimize each of our client’s supply chains,” MacFarlane said.
Fiscal 2008 Earnings Per Share Guidance
Based on the current operating environment which indicates a slower rate of revenue growth in the China to North America trade lane and the continued weakness in the U.S. domestic trucking market, the company revised its previously stated fiscal 2008 full-year earnings per share guidance to the range of $1.09 to $1.15 per diluted share from $1.14 to $ 1.22 per diluted share. The company also reiterated its position that providing guidance for fiscal 2008 is not an indication of a change in practice in regard to providing guidance in future years.
Investor Conference Call
UTi management will host an investor conference call today, September 6, 2007, at 8:00 a.m. PDT (11:00 a.m. EDT) to review the company’s financials and operations for the fiscal 2008 second quarter. The call will be open to all interested investors through a live, listen-only audio Internet broadcast at www.go2uti.com and www.earnings.com. For those who are not available to listen to the live broadcast, the call will be archived for one year at both Web sites. A telephonic playback of the conference call also will be available from approximately 11:00 a.m. PDT, today, through September 13, 2007 by calling 800-642-1687 (domestic) or 706-645-9291 (international) and using replay passcode 13540024.
About UTi Worldwide
UTi Worldwide Inc. is an international, non-asset-based supply chain services and solutions company providing air and ocean freight forwarding, contract logistics, customs brokerage, distribution, inbound logistics, truckload brokerage and other supply chain management services. The company serves a large and diverse base of global and local companies, including clients operating in industries with unique supply chain requirements such as the pharmaceutical, retail, apparel, chemical, automotive and technology industries. The company seeks to use its global network, proprietary information technology systems, relationships with transportation providers and expertise in outsourced logistics services to deliver competitive advantage to each of its clients’ supply chains.
Use of Non-GAAP Financial Information
This press release includes “non-GAAP financial measures” within the meaning of the Securities and Exchange Commission rules. We believe that meaningful analysis of our financial performance requires an understanding of the factors underlying that performance and our judgments about the likelihood that particular factors will repeat. Short-term patterns and long-term trends may be obscured

Exhibit 99.1	Earnings News Release Dated September 6, 2007
by the impact of certain items. For this reason, we have referred to gross and net revenue growth adjusted to exclude the impact of acquisitions made since the beginning of the comparative period. This information is among the information the company uses as a basis for evaluating company performance on a comparable basis over time, allocating resources and planning and forecasting of future periods. This information is not intended to be considered in isolation or as a substitute for gross and net revenue growth calculated in accordance with U.S. GAAP.
Safe Harbor Statement
Certain statements in this news release may be deemed to be forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. The company intends that all such statements be subject to the “safe-harbor” provisions contained in those sections. Such statements may include, but are not limited to, CLIENTasONE, the company’s long-term strategy, the company’s discussion of its financial goals, including but not limited to margin improvement, and the company’s earnings per share guidance. Many important factors may cause the company’s actual results to differ materially from those discussed in any such forward-looking statements, including integration risks associated with acquisitions, the ability to retain customers and management of acquisition targets; a challenging operating environment; increased competition; the impact of higher fuel costs; the effects of changes in foreign exchange rates; changes in the company’s effective tax rates; industry consolidation making it more difficult to compete against larger companies; general economic, political and market conditions, including those in Africa, Asia and Europe; work stoppages or slowdowns or other material interruptions in transportation services; risks of international operations; the success and effects of new strategies; disruptions caused by epidemics, conflicts, wars and terrorism; and the other risks and uncertainties described in the company’s filings with the Securities and Exchange Commission. Although UTi believes that the assumptions underlying the forward-looking statements are reasonable, any of the assumptions could prove inaccurate and, therefore, we cannot assure you that the results contemplated in forward-looking statements will be realized in the timeframe anticipated or at all. In light of the significant uncertainties inherent in the forward-looking information included herein, the inclusion of such information should not be regarded as a representation by UTi or any other person that UTi’s objectives or plans will be achieved. Accordingly, investors are cautioned not to place undue reliance on our forward-looking statements. UTi undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.
# # #
(Tables Follow)

Exhibit 99.1	Earnings News Release Dated September 6, 2007
UTi Worldwide Inc.
Condensed Consolidated Income Statements
(in thousands, except share and per share amounts)

	Three months ended		Six months ended
	July 31,		July 31,
	2007	2006	2007	2006
	(Unaudited)
Gross revenues:
Airfreight forwarding	$388,107	$341,532	$732,253	$649,102
Ocean freight forwarding	265,124	234,216	497,414	440,749
Customs brokerage	24,007	22,019	45,890	41,824
Contract logistics	160,382	114,684	301,897	223,845
Distribution	124,637	124,554	243,486	202,350
Other	83,344	53,068	169,399	105,903

Total gross revenues	$1,045,601	$890,073	$1,990,339	$1,663,773

Net revenues:
Airfreight forwarding	$94,014	$81,485	$179,260	$156,374
Ocean freight forwarding	42,775	36,281	79,750	67,810
Customs brokerage	23,239	21,636	44,397	40,795
Contract logistics	137,738	101,499	259,480	194,593
Distribution	35,088	40,952	70,601	69,970
Other	33,994	23,558	69,401	47,497

Total net revenues	366,848	305,411	702,889	577,039

Staff costs	195,916	150,346	380,633	298,229
Depreciation and amortization	9,850	7,785	19,237	15,221
Amortization of intangible assets	2,053	2,192	4,038	4,043
Other operating expenses	115,716	94,590	224,250	179,066

Operating income	43,313	50,498	74,731	80,480
Interest expense, net	(3,738)	(3,686)	(7,829)	(6,553)
Losses on foreign exchange	(166)	(253)	(534)	(68)

Pretax income	39,409	46,559	66,368	73,859
Provision for income taxes	10,921	10,602	18,888	17,696

Income before minority interests	28,488	35,957	47,480	56,163
Minority interests	(821)	(1,453)	(1,693)	(2,335)

Net income (1)	$27,667	$34,504	$45,787	$53,828

Basic earnings per share	$0.28	$0.36	$0.46	$0.56
Diluted earnings per share	$0.28	$0.35	$0.46	$0.54

Number of weighted-average shares outstanding used for per share calculations:
Basic shares	99,065,970	96,300,764	98,885,454	95,897,315
Diluted shares	100,315,526	99,817,022	100,261,800	99,397,847

(1)	In connection with our December 2006 restatement, net income for the three and six months ended July 31, 2006 was increased by $10,808 and $13,540, respectively, of non-cash items.

Exhibit 99.1	Earnings News Release Dated September 6, 2007
UTi Worldwide Inc.
Condensed Consolidated Balance Sheets
(in thousands)

	July 31,	January 31,
	2007	2007
	(Unaudited)
Assets

Cash and cash equivalents	$273,244	$278,408
Trade receivables, net	763,316	662,804
Deferred income tax assets	13,673	10,889
Other current assets	65,450	57,563

Total current assets	1,115,683	1,009,664

Property, plant and equipment, net	134,123	127,990
Goodwill and other intangible assets, net	503,896	490,884
Investments	3,605	3,096
Deferred income tax assets	11,244	12,725
Other non-current assets	19,266	15,511

Total assets	$1,787,817	$1,659,870

Liabilities & Shareholders’ Equity

Bank lines of credit	$74,383	$79,057
Short-term borrowings	1,277	2,808
Current portion of capital lease obligations	15,861	13,550
Trade payables and other accrued liabilities	660,208	603,575
Income taxes payable	21,355	15,333
Deferred income tax liabilities	3,059	3,954

Total current liabilities	776,143	718,277

Long-term borrowings	211,086	211,458
Capital lease obligations	22,502	24,099
Deferred income tax liabilities	31,981	30,291
Retirement fund obligations	7,556	7,549
Other long-term liabilities	14,178	12,078

Minority interests	17,706	18,844

Commitments and contingencies

Shareholders’ equity:
Common stock	427,775	419,111
Retained earnings	303,778	266,136
Accumulated other comprehensive loss	(24,888)	(47,973)

Total shareholders’ equity	706,665	637,274

Total liabilities and shareholders’ equity	$1,787,817	$1,659,870

Exhibit 99.1	Earnings News Release Dated September 6, 2007
UTi Worldwide Inc.
Consolidated Statements of Cash Flows
(in thousands)

	Six months ended
	July 31,
	2007	2006
	(Unaudited)
Operating Activities:
Net income	$45,787	$53,828
Adjustments to reconcile net income to net cash used in operating activities:
Share-based compensation costs/(benefits), net	1,304	(8,667)
Depreciation and amortization	19,237	15,221
Amortization of intangible assets	4,038	4,043
Deferred income taxes	(1,857)	(890)
Tax benefit relating to exercise of stock options	296	800
Excess tax benefits from share-based compensation	(243)	(717)
Loss/(gain) on disposal of property, plant and equipment	6	(205)
Minority interest and other	(20)	2,424
Changes in operating assets and liabilities:
Increase in trade receivables	(80,243)	(105,237)
Increase in other current assets	(5,435)	(4,883)
Increase in trade payables	24,933	25,254
Increase in accrued liabilities and other current liabilities	15,918	26,544

Net cash provided by operating activities	23,721	7,515

Investing Activities:
Purchases of property, plant and equipment	(14,164)	(10,881)
Proceeds from disposal of property, plant and equipment	971	1,151
Decrease/(increase) in other non-current assets	85	(5,948)
Acquisitions and contingent earn-out payments	(4,256)	(199,284)
Other	(501)	(1,165)

Net cash used in investing activities	(17,865)	(216,127)

Financing Activities:
Decrease in borrowings under bank lines of credit	(3,166)	(26,661)
Decrease in short-term borrowings	(1,623)	(1,148)
Proceeds from issuing of long-term borrowings	—	199,325
Repayment of long-term borrowings	(419)	(1,887)
Repayments of capital lease obligations	(9,427)	(4,260)
Net proceeds from issuance of ordinary shares	7,093	7,548
Excess tax benefits from share-based compensation	243	717
Dividends paid	(5,925)	(5,775)

Net cash (used in)/provided by financing activities	(13,224)	167,859

Effect of foreign exchange rate changes on cash and cash equivalents	2,204	(10,229)

Net decrease in cash and cash equivalents	(5,164)	(50,982)
Cash and cash equivalents at beginning of period	278,408	246,510

Cash and cash equivalents at end of period	$273,244	$195,528

Exhibit 99.1	Earnings News Release Dated September 6, 2007
UTi Worldwide Inc.
Segment Reporting
(in thousands)

	Three months ended July 31, 2007
			Americas
			Contract
		Americas	Logistics				Global
		Freight	and	Asia	Greater		Specialized
	EMENA	Forwarding	Distribution	Pacific	China	Africa	Solutions	Corporate	Total

Gross revenue	$260,500	$151,032	$208,026	$119,349	$145,471	$142,660	$18,563	$—	$1,045,601

Net revenue	$83,605	$43,427	$120,166	$24,231	$20,596	$58,247	$16,576	$—	$366,848
Staff costs	44,697	24,282	68,089	11,230	7,693	26,577	7,830	5,518	195,916
Depreciation and amortization	1,967	601	3,279	547	597	1,962	411	486	9,850
Amortization of intangible assets	—	—	1,783	—	113	—	157	—	2,053
Other operating expenses	25,313	12,147	36,071	5,450	5,854	20,261	6,127	4,493	115,716

Operating income/(loss)	$11,628	$6,397	$10,944	$7,004	$6,339	$9,447	$2,051	$(10,497)	43,313

Interest expense, net									(3,738)
Losses on foreign exchange									(166)

Pretax income									39,409
Provision for income taxes									10,921

Income before minority interests									$28,488

Exhibit 99.1	Earnings News Release Dated September 6, 2007
UTi Worldwide Inc.
Segment Reporting
(in thousands)

	Three months ended July 31, 2006
			Americas
			Contract
		Americas	Logistics				Global
		Freight	and	Asia	Greater		Specialized
	EMENA	Forwarding	Distribution	Pacific	China	Africa	Solutions	Corporate	Total

Gross revenue	$215,863	$124,517	$175,462	$106,370	$123,579	$130,195	$14,087	$—	$890,073

Net revenue	$63,942	$38,587	$95,025	$19,806	$18,897	$53,717	$15,437	$—	$305,411
Staff costs	24,430	23,190	53,740	9,934	6,527	23,295	6,179	3,051	150,346
Depreciation and amortization	1,611	537	2,185	418	440	1,794	289	511	7,785
Amortization of intangible assets	—	—	1,915	—	114	—	163	—	2,192
Other operating expenses	17,829	9,987	28,961	4,745	4,975	18,946	5,094	4,053	94,590

Operating income/(loss)	$20,072	$4,873	$8,224	$4,709	$6,841	$9,682	$3,712	$(7,615)	50,498

Interest expense, net									(3,686)
Losses on foreign exchange									(253)

Pretax income									46,559
Provision for income taxes									10,602

Income before minority interests									$35,957

Exhibit 99.1	Earnings News Release Dated September 6, 2007
UTi Worldwide Inc.
Segment Reporting
(in thousands)

	Six months ended July 31, 2007
			Americas
			Contract
		Americas	Logistics				Global
		Freight	and	Asia	Greater		Specialized
	EMENA	Forwarding	Distribution	Pacific	China	Africa	Solutions	Corporate	Total

Gross revenue	$500,006	$285,642	$403,956	$226,407	$263,720	$275,118	$35,490	$—	$1,990,339

Net revenue	$159,457	$82,953	$232,970	$46,243	$38,853	$110,923	$31,490	$—	$702,889
Staff costs	88,122	47,343	130,450	22,098	15,053	51,590	14,798	11,179	380,633
Depreciation and amortization	3,884	1,201	6,474	1,061	1,202	3,711	798	906	19,237
Amortization of intangible assets	—	—	3,502	—	224	—	312	—	4,038
Other operating expenses	47,307	23,245	71,702	10,682	11,690	39,420	11,283	8,921	224,250

Operating income/(loss)	$20,144	$11,164	$20,842	$12,402	$10,684	$16,202	$4,299	$(21,006)	74,731

Interest expense, net									(7,829)
Losses on foreign exchange									(534)

Pretax income									66,368
Provision for income taxes									18,888

Income before minority interests									$47,480

Exhibit 99.1	Earnings News Release Dated September 6, 2007
UTi Worldwide Inc.
Segment Reporting
(in thousands)

	Six months ended July 31, 2006
			Americas
			Contract
		Americas	Logistics				Global
		Freight	and	Asia	Greater		Specialized
	EMENA	Forwarding	Distribution	Pacific	China	Africa	Solutions	Corporate	Total

Gross revenue	$399,956	$238,272	$302,522	$208,119	$229,510	$252,032	$33,362	$—	$1,663,773

Net revenue	$118,271	$73,269	$175,839	$38,686	$35,654	$105,499	$29,821	$—	$577,039
Staff costs	53,293	44,966	102,410	18,670	12,723	47,513	12,079	6,575	298,229
Depreciation and amortization	3,019	1,075	4,252	835	858	3,532	635	1,015	15,221
Amortization of intangible assets	—	—	3,468	—	229	—	346	—	4,043
Other operating expenses	33,936	19,770	51,133	9,122	9,629	38,684	9,742	7,050	179,066

Operating income/(loss)	$28,023	$7,458	$14,576	$10,059	$12,215	$15,770	$7,019	$(14,640)	80,480

Interest expense, net									(6,553)
Losses on foreign exchange									(68)

Pretax income									73,859
Provision for income taxes									17,696

Income before minority interests									$56,163

Exhibit 99.1	Earnings News Release Dated September 6, 2007
UTi Worldwide Inc.
Revenue Growth Reconciliation
(in thousands)
(Unaudited)
Set forth below is a reconciliation of our growth, excluding acquisitions, in our gross and net revenues over the corresponding prior-year period.

		Growth
		excluding
		acquisitions
Gross revenues:
Three months ended July 31, 2007 (as reported)	$1,045,601
Less: Acquisitions impact (2)	(27,334)

Three months ended July 31, 2007 (as adjusted)	$1,018,267

Three months ended July 31, 2006	$890,073	14%

Net revenues:
Three months ended July 31, 2007 (as reported)	$366,848
Less: Acquisitions impact (3)	(18,342)

Three months ended July 31, 2007 (as adjusted)	$348,506

Three months ended July 31, 2006	$305,411	14%

(2)	Represents gross revenues attributable to acquisitions that were completed on or after May 1, 2006.

(3)	Represents net revenues attributable to acquisitions that were completed on or after May 1, 2006.

Exhibit 99.1	Earnings News Release Dated September 6, 2007
UTi Worldwide Inc.
Revenue Growth Reconciliation
(in thousands)
(Unaudited)
Set forth below is a reconciliation of our growth, excluding acquisitions, in our gross and net revenues over the corresponding prior-year period.

		Growth
		excluding
		acquisitions
Gross revenues:
Six months ended July 31, 2007 (as reported)	$1,990,339
Less: Acquisitions impact (4)	(98,118)

Six months ended July 31, 2007 (as adjusted)	$1,892,221

Six months ended July 31, 2006	$1,663,773	14%

Net revenues:
Six months ended July 31, 2007 (as reported)	$702,889
Less: Acquisitions impact (5)	(45,385)

Six months ended July 31, 2007 (as adjusted)	$657,504

Six months ended July 31, 2006	$577,039	14%

(4)	Represents gross revenues attributable to acquisitions that were completed on or after February 1, 2006.

(5)	Represents net revenues attributable to acquisitions that were completed on or after February 1, 2006.